Exhibit 99.3

                  UNAUDITED PRO FORMA FINANCIAL INFORMATION

The Unaudited Pro Forma Financial Information reflects financial information, which gives effect to the acquisition of all of the outstanding common shares of IT&E Corporation (?ITE?) (a California Corporation) in exchange for 11,000,000 shares of common stock of Clinical Trials Assistance Corporation (?CTAC?) (a Nevada Corporation).

The Pro Forma Statements included herein reflect the use of the purchase method of accounting for the above transaction. The acquisition of ITE, which closed on April 14, 2004 was accounted for as a reverse acquisition as the former stockholders of ITE controlled the voting common shares of the Company immediately after the acquisition. Such financial information has been prepared from, and should be read in conjunction with, the historical unaudited financial statements of CTAC and ITE included in this memorandum.

The Pro Forma Balance Sheet gives effect to the transaction as if it had occurred on December 31, 2003. The Pro Forma Statement of Operations gives effect to the transaction as if it had occurred at the beginning of the earliest period presented, combining the results of CTAC for the quarter ended March 31, 2004 and ITE for the quarter ended March 31, 2004.





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


Clinical Trials Assistance Corporation (CTAC)
Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2003

                                           Historical              (Unaudited)
                             Historical       IT&E      Pro forma   Pro forma
ASSETS                          CTAC      Corporation  Adjustments     CTAC
-------------------------------------------------------------------------------
Current assets:
 Cash and cash equivalents   $   62,619    $   173,236         -    $   235,855
 Accounts receivable, net             -      1,639,907                1,639,907
 Unbilled revenue                     -        195,607                  195,607
 Prepaid and other
    current assets                    -         24,971         -         24,971
 Advances to employees                -         46,971                   46,971
 Investments                          -         16,000                   16,000
                             -------------------------             ------------
  Total current assets           62,619      2,096.714                2,159,333
                             -------------------------             ------------
Fixed assets, net                               66,619                   66,619
Deposits                              -         23,382                   23,382
                             -------------------------             ------------
  Total non-current assets            -         90.001                   90,001
                             -------------------------             ------------
  Total assets               $   62,619    $ 2,186,715             $  2,249,334
                             =========================             ============

LIABILITIES AND STOCKHOLERS? EQUITY
Current liabilities
 Line of credit ? bank       $        -    $   855,015             $    855,015
 Accounts payable                     -        254,855                  254,855
 Accrued payroll and
   employee benefits                  -        168,296                  168,296
 State payroll taxes
   payable                            -         24,731                   24,731
 State income tax
   payable                            -          3,000                    3,000
                             -------------------------             ------------
  Total current liabilities           -      1,305,897                1,305,897
                             -------------------------             ------------
  Total Liabilities                   -      1,305,897                1,305,897
                             -------------------------             ------------

Redeemable common stock               -              -                        -

Shareholders? equity
Preferred stock, Series A,
   $.001 par value                    -              -                        -

Preferred stock, Series B,
   $.001 par value                    -              -                        -

Preferred stock, Series C,
   $.001 par value                    -              -     2,820          2,820

Common stock, $.001 par value    12,000        100,750     5,000
                                                        (100,750)        17,000

Additional paid in capital       47,000        273,930    96,549        417,479

Retained earnings                 3,619        506,138    (3,619)       506,138
                             -------------------------             ------------

 Total shareholders?
     equity (deficit)           62,619         880,818                  943,437
                             -------------------------             ------------
Total liabilities and
   shareholders? equity      $  62,619     $ 2,186,715         -   $  2,249,334



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Clinical Trials Assistance Corporation (CTAC)
Pro Forma Condensed Consolidated Statements of Operations
As of March 31, 2004


                                           Historical              (Unaudited)
                             Historical       IT&E      Pro forma   Pro forma
                                CTAC      Corporation  Adjustments     CTAC
-------------------------------------------------------------------------------
Revenue, net                 $   7,375     $ 3,145,018              $ 3,152,393

Cost of revenue                  1,941       1,997,354                1,999,295
                             --------------------------------------------------
  Gross Profit                   5,434       1,147,664                1,153,098

Officer compensation            26,000          55,000                        -

Selling general and
  administrative expenses        9,250         816,370                  825,620
                             --------------------------------------------------
  Operating income (loss)      (29,816)        276,294                  327,478
                             --------------------------------------------------
Other income (expense)
  Other income                       -          14,490                   14,490
  Interest expense                   -         (21,686)                 (21,686)
                             --------------------------------------------------
                                     -          (7,196)                  (7,196)
                             --------------------------------------------------

    Net income (loss)        $  (29,816)   $   269,098  $      -     $  320,282
                             ==================================================

Basic and diluted income
  (loss) per common share    $   (0.001)   $      0.56               $     0.02
                             =========================               ==========
Weighted average number
  of common shares
  outstanding                36,000,000        481,500               19,000,000
                             =========================               ==========





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